                                                                     Exhibit 3.4

              CERTIFICATE OF DESIGNATION OF THE POWERS, PREFERENCES
            AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL
                 RIGHTS OF PREFERRED STOCK AND QUALIFICATIONS,
                      LIMITATIONS AND RESTRICTIONS THEREOF
                                       OF
                      SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF
                            GLOBALOPTIONS GROUP, INC.

                         (Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware)

      GLOBALOPTIONS  GROUP,  INC., a Delaware  corporation (the  "CORPORATION"), pursuant to the provisions of Section 151 of the General  Corporation Law of the
State of Delaware,  does hereby make this  Certificate of  Designation  and does hereby state and certify that pursuant to the authority  expressly vested in the
Board of  Directors  of the  Corporation  (the  "BOARD") by the  Certificate  of
Incorporation  of the  Corporation  (the  "CERTIFICATE"),  which  authorizes the issuance of 15,000,000 shares of preferred stock, $0.001 par value per share, in one or more series,  the Board duly  adopted the  following  resolutions,  which resolutions remain in full force and effect as of the date hereof:

      RESOLVED,  that,  pursuant  to Article IV, of the  Certificate,  the Board hereby authorizes the issuance of, and fixes the designation and preferences and relative, participating,  optional and other special rights, and qualifications, limitations and restrictions,  of a series of preferred stock of the Corporation consisting  of 60,000  shares,  par value  $0.001  per share,  to be  designated
"Series B Convertible  Preferred  Stock"  (hereinafter,  the "SERIES B PREFERRED
STOCK"); and be it

      RESOLVED,  that each share of Series B Preferred  Stock shall rank equally in all respects and shall be subject to the following terms and provisions:

      1.  DIVIDENDS.  The  holders  of the  Series B  Preferred  Stock  shall be entitled to receive, when, if and as declared by the Board, out of funds legally available therefor, and as set forth below,  cumulative dividends payable as set forth in this Section 1.

            (a) Dividends on the Series B Preferred Stock shall accrue and shall be  cumulative  from the date that is 18 months  following  the date of original issuance of any shares of Series B Preferred  Stock (the "DIVIDEND  COMMENCEMENT
DATE"),  whether or not declared by the Board.  Until paid, the right to receive dividends  on the  Series B  Preferred  Stock  shall  accumulate,  and  shall be payable, to the extent not prohibited by applicable law, quarterly at the option of the  applicable  holder of the Series B Preferred  Stock in either cash or in shares of the  Corporation's  Common  Stock (the "COMMON  STOCK"),  as set forth below,  in arrears,  on March 31, June 30,  September 30 and December 31 of each year (each, a "DIVIDEND PAYMENT DATE"), commencing on the first Dividend Payment
Date following the Dividend  Commencement  Date (the "INITIAL  DIVIDEND  PAYMENT
DATE") except that if such Dividend Payment Date is not a business day, then the
Dividend  Payment  Date will be the  immediately  preceding  business  day.  The dividend due on any Dividend Payment Date shall be paid to each holder of Series
B Preferred  Stock in cash unless such holder  shall elect in writing to receive such dividend in shares of Common Stock as set forth in Section 1(e) below. If a holder of Series B Preferred  Stock  elects to receive the dividend in shares of
Common Stock, the Corporation  shall set aside a sufficient  number of shares of
Common  Stock for the  payment  of such  declared  dividends  and shall  deliver certificates  representing such shares of Common Stock to the applicable holders of shares of Series B Preferred Stock as of the record date for such dividend in payment of such declared dividends within five business days after such Dividend
Payment Date. Each such dividend declared by the Board on the Series B Preferred
Stock shall be paid to the holders of record of shares of the Series B Preferred
Stock as they appear on the stock register of the Corporation on the record date which shall be the business day next preceding a Dividend  Payment Date (each, a
"RECORD  DATE").  Dividends  in  arrears  for any past  dividend  period  may be declared by the Board and paid on shares of the Series B Preferred  Stock on any date fixed by the Board,  whether or not a regular  Dividend  Payment  Date,  to holders of record of shares of the Series B  Preferred  Stock as they  appear on the  Corporation's  stock register on the Record Date. Any dividend payment made on shares of the Series B Preferred  Stock  shall first be credited  against the dividends  accumulated  with respect to the earliest  dividend  period for which dividends  have not been paid.  If a dividend  is to be paid in shares of Common
Stock,  the Common Stock shall be valued at the Common Stock  Dividend Price (as defined below). In furtherance thereof, the Corporation shall reserve out of the authorized but unissued  shares of Common Stock,  solely for issuance in respect of the payment of dividends as herein  described,  a sufficient number of shares of Common Stock to pay such dividends,  when, if and as declared by the Board of the  Corporation.  If any  dividends  are not paid on any Dividend  Payment Date because such payment is prohibited by applicable law, the Corporation  shall pay such dividends  promptly  following such time as such payment would no longer be prohibited by applicable law.

            (b) DIVIDEND PERIODS; DIVIDEND RATE; CALCULATION OF DIVIDENDS.

                  (i) DIVIDEND PERIODS.  The dividend periods (each, a "DIVIDEND
      PERIOD") shall be as follows:  The initial  Dividend Period shall begin on the Dividend  Commencement  Date and end on the Initial  Dividend  Payment
      Date,  and each  Dividend  Period  thereafter  shall  commence  on the day following the last day of the preceding  Dividend  Period and shall end on the next Dividend Payment Date.

                  (ii) DIVIDEND  RATE. The dividend rate on each share of Series
      B  Preferred  Stock  (the  "DIVIDEND  RATE"),  to be paid per annum on the
      Liquidation Preference (as defined below) shall be as follows:

                        (A) From the Dividend  Commencement  Date until the date
            that is twelve (12) months following the Dividend Commencement Date, the Dividend Rate shall be 6%; and

                        (B) From and after the date that is twelve  (12)  months
            following the Dividend Commencement Date, the Dividend Rate shall be
            8%.

                  (iii) CALCULATION OF DIVIDENDS.

                        (A) The  amount  of  dividends  per  share  of  Series B
            Preferred  Stock  payable for each  Dividend  Period or part thereof shall be computed by multiplying the  Liquidation  Preference by the
            Dividend Factors (as defined below) for all Dividend Rates in effect during the Dividend Period or part thereof.

                        (B) The  "Dividend  Factor"  for each  Dividend  Rate in
            effect from time to time shall be that Dividend Rate multiplied by a fraction,  the  numerator  of  which  is the  number  of days in the applicable  Dividend  Period or part  thereof  on which both (1) the share of  Series  B  Preferred  Stock  was  outstanding  and (2) the
            Dividend Rate was in effect, and the denominator of which is 365.

            "CURRENT  MARKET  PRICE"  means,  in  respect of any share of Common
Stock on any date herein specified:

                  (1) if there shall not then be a public  market for the Common
            Stock, the higher of (a) the book value per share of Common Stock at such date,  and (b) the fair market  value per share of Common Stock as determined in good faith by the Board, or

                  (2) if there  shall  then be a public  market  for the  Common
            Stock,  (i) the closing bid price on such day on the principal stock exchange  (including  Nasdaq)  on which  such  Common  Stock is then listed or admitted to trading, or quoted, as applicable,  (ii) if no sale takes place on such day on any such exchange, the last reported closing  bid  price on such  day as  officially  quoted  on any such exchange (including  Nasdaq),  (iii) if the Common Stock is not then listed  or  admitted  to  trading  on any stock  exchange,  the last reported  closing  bid  price  on such  day in the  over-the-counter market,  as  furnished  by the National  Association  of  Securities
            Dealers Automatic  Quotation System or the Pink Sheets LLC (formerly
            the  National   Quotation  Bureau,   Inc.),  (iv)  if  neither  such
            corporation at the time is engaged in the business of reporting such prices,  as  furnished  by any  similar  firm then  engaged  in such business,  or (v) if  there is no such  firm,  as  furnished  by any member of the National Association of Securities Dealers,  Inc. (the
            "NASD")  selected  mutually by holders of a majority of the Series B
            Preferred  Stock and the  Corporation  or, if they cannot agree upon such selection,  as selected by two such members of the NASD, one of which  shall be  selected  by holders of a majority  of the Series B
            Preferred   Stock  and  one  of  which  shall  be  selected  by  the
            Corporation.

            "COMMON  STOCK  DIVIDEND  PRICE"  means the  average of the  Current
Market Prices pursuant to paragraph 2 of the definition  thereof,  over a period beginning  on the trading day that is twenty (20) trading days prior to the date of a Dividend  Election Notice (as defined below) and ending on the date of such
Dividend Election Notice.

            (c) No dividends  shall be declared or paid or set apart for payment on the shares of Common  Stock or any other class or series of capital  stock of the Corporation that is not expressly senior to or pari passu in dividend rights with the Series B Preferred Stock for any dividend period unless full cumulative dividends have been or  contemporaneously  are declared and paid on the Series B
Preferred Stock through the most recent Dividend Payment Date. Without prejudice to the foregoing,  if full cumulative  dividends have not been paid on shares of the Series B  Preferred  Stock and any class or series of  capital  stock of the
Corporation  that is  expressly  pari passu in  dividend  rights to the Series B
Preferred  Stock ("PARI PASSU STOCK"),  all dividends  declared on shares of the
Series B Preferred  Stock and the Pari Passu Stock shall be paid pro rata to the holders of outstanding  shares of the Series B Preferred  Stock and  outstanding shares of such Pari Passu Stock. The Series A Convertible Preferred Stock of the
Company (the "SERIES A PREFERRED STOCK") is junior in all respects to the Series
B Preferred Stock.

            (d) The holders of the Series B Preferred Stock shall be entitled to receive any  dividends  or other  distributions  from the  Corporation  that are declared on the Common Stock,  in which case holders of Series B Preferred Stock shall each be entitled to receive,  on an As-Converted  Basis (as defined below, but without  regard to the  Beneficial  Ownership Cap  limitations  set forth in
Section 5(g)  hereof),  any  dividends or  distributions  (other than  dividends payable solely in additional Common Stock) declared by the Board and paid to the holders of Common Stock,  out of any assets  legally  available  therefor,  pari passu with the amount of such  dividends  to be  distributed  to the  holders of
Common  Stock   immediately  prior  to  the  declaration  of  such  dividend  or distribution. "AS-CONVERTED BASIS" means, as of the time of determination, that, solely  for the  purpose  of  determining  the  applicable  right  (and  without limitation  to any  rights  of the  Series  B  Preferred  Stock),  the  Series B
Preferred  Stock shall be treated as if such  Series B Preferred  Stock had been converted  into that number of shares of Common Stock which a holder of Series B
Preferred  Stock  would hold if all shares of Series B  Preferred  Stock held by such holder were  converted  into shares of Common  Stock  pursuant to Section 5 hereof at the then applicable Conversion Value (as defined below).

            (e) If a holder  of  Series B  Preferred  Stock  elects  to  receive payment of the  dividends  payable on any  Dividend  Payment Date in the form of
Common Stock, then such holder shall deliver to the Corporation a written notice of such election (a "DIVIDEND  ELECTION  NOTICE") no later than the date that is thirty (30) days prior to the  applicable  Dividend  Payment Date. It shall be a condition  of the payment of such  dividends in shares of Common Stock that such
Dividend Election Notice shall contain a representation by such holder that such holder has not traded in the Common Stock  during the period that begins  twenty
(20) trading days prior to the date of the Dividend  Election Notice and ends on the date of the Dividend Election Notice.

      2. VOTING RIGHTS.

            (a) Except as otherwise  provided  herein or as provided by law, the holders of the  Series B  Preferred  Stock  shall  have full  voting  rights and powers,  subject to the Beneficial  Ownership Cap as defined in Section 5(g), if applicable, equal to the voting rights and powers of holders of Common Stock and shall be entitled to notice of any  stockholders  meeting in accordance with the
Bylaws of the  Corporation,  and shall be entitled to vote,  with respect to any question  upon which  holders of Common Stock are  entitled to vote,  including, without  limitation,  the right to vote for the  election of  directors,  voting together with the holders of Common Stock as one class. Each holder of shares of

Series B Preferred  Stock shall be  entitled to vote on an  As-Converted  Basis, determined  on the  record  date  for  the  taking  of a  vote,  subject  to the applicable  Beneficial  Ownership Cap limitations set forth in Section 5(g), or, if no  record  date is  established,  at the day  prior to the date such vote is taken or any written consent of stockholders is first executed. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula  (after  aggregating  all shares into which shares of Series B
Preferred Stock held by each holder could be converted)  shall be rounded to the nearest whole number (with one-half being rounded upward).

            (b) In the event that the  holders of the Series B  Preferred  Stock are  required to vote as a class,  the  affirmative  vote of holders of not less than a majority of the  outstanding  shares of Series B Preferred Stock shall be required  to approve  each such  matter to be voted  upon,  and if any matter is approved by such  requisite  percentage of holders of Series B Preferred  Stock, such matter shall bind all holders of Series B Preferred Stock.

      3. RIGHTS ON LIQUIDATION.

            (a) In  the  event  of any  voluntary  or  involuntary  liquidation, dissolution or winding up of the Corporation  (any such event being  hereinafter referred  to as a  "LIQUIDATION"),  the  holders  of record of the shares of the
Series B Preferred  Stock shall be  entitled to receive,  immediately  after any distributions required by the Corporation's Certificate of Incorporation and any
certificate(s) of designation,  powers, preferences and rights in respect of any securities of the Corporation  having priority over the Series B Preferred Stock with  respect  to  the  distribution  of the  assets  of  the  Corporation  upon
Liquidation,  and before and in  preference  to any  distribution  or payment of assets of the Corporation or the proceeds  thereof may be made or set apart with respect  to the  Series  A  Preferred  Stock  and any  other  securities  of the
Corporation over which the Series B Preferred Stock has priority with respect to the  distribution of the assets of the  Corporation  upon  Liquidation  ("JUNIOR
SECURITIES"), an amount in cash with respect to each share of Series B Preferred
Stock held by such holders,  equal to $1,000 per share (subject to adjustment in the event of stock splits,  combinations  or similar  events with respect to the
Series  B  Preferred  Stock)  (the  "LIQUIDATION  PREFERENCE").  If,  upon  such
Liquidation,  the assets of the  Corporation  available for  distribution to the holders of Series B Preferred Stock and any securities of the Corporation having
equal  priority  with  the  Series  B  Preferred   Stock  with  respect  to  the
distribution  of  the  assets  of  the  Corporation  upon  Liquidation  ("PARITY
SECURITIES")  shall be  insufficient to permit payment in full to the holders of the Series B Preferred Stock and Parity  Securities,  then the entire assets and funds of the Corporation  legally  available for distribution to such holders of the Series B Preferred  Stock and Parity  Securities then  outstanding  shall be distributed  ratably  among such  holders  based upon the  proportion  the total amount  distributable  on each share  upon  liquidation  bears to the  aggregate amount  available for distribution on all shares of the Series B Preferred Stock and of such Parity Securities, if any.

            (b) Upon the completion of the  distributions  required by paragraph
(a) of this  Section  3, if assets  remain  in the  Corporation,  they  shall be distributed  to holders  of Series B  Preferred  Stock pro rata with  holders of
Junior Securities,  based on the number of shares of Common Stock into which the
Series B Preferred Stock is convertible at the then effective  Conversion  Value
(as defined below).

            (c) A Change of Control (as defined below) of the Corporation  shall not be deemed a  Liquidation,  but shall  instead  be  governed  by the terms of
Section 7 below.

      4. ACTIONS  REQUIRING THE CONSENT OF HOLDERS OF SERIES B PREFERRED  STOCK.
As long as at least 25% of the shares of Series B Preferred  Stock issued on the date of original  issuance of any shares of Series B Preferred  Stock (the "DATE
OF ORIGINAL ISSUE") remain outstanding, the consent of the holders of at least a majority  of the  shares of Series B  Preferred  Stock at the time  outstanding, given in accordance  with the  Certificate  of  Incorporation  and Bylaws of the
Corporation,  as amended,  shall be necessary for effecting or validating any of the  following  transactions  or  acts,  whether  by  merger,  consolidation  or otherwise:

            (a)  Any  amendment,   alteration  or  repeal  (whether  by  merger,
consolidation  or otherwise) of any of the  provisions  of this  Certificate  of
Designation, including any increase in the number of authorized shares of Series
B Preferred Stock;

            (b)  Any  amendment,   alteration  or  repeal  (whether  by  merger,
consolidation  or  otherwise) of (i) the  Certificate  or (ii) the Bylaws of the
Corporation  that will adversely  affect the rights or privileges of the holders of the Series B Preferred Stock;

            (c) The  authorization  or  creation by the  Corporation  of, or the increase in the number of authorized  shares of, any stock of any class,  or any security  convertible into stock of any class, or the  authorization or creation of any new class of preferred stock (or any action which would result in another series of  preferred  stock),  in each  case,  ranking  in terms of  liquidation preference,  redemption rights or dividend rights, pari passu with or senior to, the Series B Preferred  Stock in any manner (any such securities pari passu with the  Series  B  Preferred  Stock,  the  "PARI  PASSU  SECURITIES"  and any  such securities senior to the Series B Preferred Stock, the "SENIOR SECURITIES");

            (d) The issuance of any  securities  ranking in terms of liquidation preference,  redemption rights or dividend rights, pari passu with or senior to, the Series B Preferred Stock in any manner;

            (e) The  redemption,  purchase  or other  acquisition,  directly  or indirectly,  of any shares of  capital  stock of the  Corporation  or any of its subsidiaries  or any  option,  warrant or other right to purchase or acquire any such shares,  or any other such security,  other than pursuant to the repurchase rights of the Corporation under options or restricted stock grants to directors, employees or consultants of the Corporation,  in each case, granted under equity incentive plans approved by the Board and other than Senior Securities  pursuant to rights expressly set forth in reasonable  detail (with specific details as to the terms of such redemption, puchase or other acquisition) in the terms of such
Senior  Securities  as approved  by the holders of the Series B Preferred  Stock pursuant to Section 4(c);

            (f) The declaration or payment of any dividend or other distribution
(whether  in cash,  stock or other  property,  but  excluding a split or reverse split with respect to the Common Stock) with respect to the capital stock of the
Corporation or any subsidiary,  except for such dividends or other distributions on the  Series  B  Preferred  Stock  and  except  for  such  dividends  or other distributions  as are expressly set forth in reasonable  detail  (specifying the nature,  amounts  and timing of payment of such  dividends)  in the terms of any

Pari Passu Securities or Senior Securities approved by the holders of the Series
B Preferred Stock pursuant to Section 4(c); and

            (g)  any  act or  thing  not  authorized  or  contemplated  by  this
Certificate  of  Designations  which would  result in taxation of the holders of shares of the Series B Preferred Stock under Section 305 of the Internal Revenue
Code of 1986, as amended (or any  comparable  provision of the Internal  Revenue
Code as hereafter from time to time amended).

      5. CONVERSION.

            (a)  RIGHT TO  CONVERT.  Subject  to the  limitations  set  forth in
Section  5(g)  hereof,  the holder of any share or shares of Series B  Preferred
Stock shall have the right at any time, at such holder's option,  to convert all or any lesser portion of such holder's  shares of Series B Preferred  Stock into such  number of fully  paid and  non-assessable  shares  of  Common  Stock as is determined by dividing (i) the aggregate Liquidation Preference of the shares of
Series B Preferred  Stock to be  converted  plus  accrued  and unpaid  dividends thereon and declared and unpaid  dividends  thereon by (ii) the Conversion Value
(as  defined  below)  then in  effect  for such  Series B  Preferred  Stock.  No fractional shares or scrip  representing  fractional shares shall be issued upon the conversion of any Series B Preferred Stock.  With respect to any fraction of a share of Common Stock called for upon any conversion,  the  Corporation  shall pay to the holder an amount in cash  equal to such  fraction  multiplied  by the
Current Market Price per share of the Common Stock.

            (b)  MANDATORY  CONVERSION.  If a  Conversion  Triggering  Event (as
defined below) shall occur and within 5 business days following such occurrence, the  Corporation  shall have  delivered  a written  notice to the holders of the
Series B Preferred Stock (the "NOTICE") that the Corporation  intends to convert all of the outstanding Series B Preferred Stock into Common Stock, then, subject to the  limitations  set forth in Section  5(g)  hereof,  as of the date that is thirty  days  following  the date that  such  Notice  is given  (the  "MANDATORY
CONVERSION  DATE"),  the Series B Preferred  Stock shall be converted  into such number of fully paid and non-assessable  shares of Common Stock as is determined by dividing (i) the aggregate  Liquidation  Preference of the shares of Series B
Preferred  Stock to be converted plus accrued and unpaid  dividends  thereon and declared and unpaid  dividends  thereon by (ii) the applicable  Conversion Value
(as  hereinafter  defined) then in effect for such Series B Preferred Stock (the
"MANDATORY  CONVERSION").  Nothing in this Section 5(b) shall be construed so as to limit the right of a holder of Series B Preferred  Stock to convert  pursuant to Section 5(a) at any time.

            "CONVERSION  TRIGGERING  EVENT" shall mean, at any time after twelve months after the Closing Date (as defined in the Purchase Agreement),  such time as:

                  (i) the Current  Market Price (as  determined by paragraph (2)
      of such  definition)  is greater than $4.50 (as adjusted for stock splits, reverse  splits,  stock  dividends  and the like) for  twenty  consecutive trading days;

                  (ii) the trading  volume of the Common Stock on the applicable exchange or market for at least fifteen of the twenty consecutive  trading days provided in clause (i) above is not less than 100,000 shares per such trading day (as adjusted for stock splits, reverse splits, stock dividends and the like); and

                  (iii) the  Registration  Statement  (as  hereinafter  defined)
      covering  all of the  shares  of Common  Stock  into  which  the  Series B
      Preferred Stock is convertible is effective and sales may be made pursuant thereto  (or all of the  shares of Common  Stock  into  which the Series B
      Preferred Stock is convertible may be sold without restriction pursuant to
      Rule 144(k)  promulgated by the Securities and Exchange  Commission  under the Securities Act of 1933, as amended (the "SECURITIES ACT")).

            "REGISTRATION  STATEMENT" shall have the meaning  established in the
Investor Rights  Agreement dated on or about the filing date of this Certificate of Designation  (the "FILING DATE"),  by and among the Corporation and the other parties signatory thereto.

            (c) MECHANICS OF CONVERSION.

                  (i) Such right of conversion (other than mandatory conversion)
      shall be exercised by the holder of shares of Series B Preferred  Stock by delivering  to the  Corporation  a conversion  notice in the form attached hereto as EXHIBIT A (the "CONVERSION NOTICE"), appropriately completed and duly  signed and  specifying  the  number of shares of Series B  Preferred
      Stock that the holder  elects to convert (the  "CONVERTING  SHARES")  into shares of Common  Stock,  and by surrender not later than two (2) business days  thereafter of the  certificate  or  certificates  representing  such
      Converting Shares. The Conversion Notice shall also contain a statement of the  name or  names  (with  addresses  and tax  identification  or  social security  numbers) in which the  certificate  or  certificates  for Common
      Stock  shall be  issued,  if other  than the name in which the  Converting
      Shares  are  registered.  Promptly  after the  receipt  of the  Conversion
      Notice, the Corporation shall issue and deliver, or cause to be delivered, to the  holder  of the  Converting  Shares  or such  holder's  nominee,  a certificate  or  certificates  for the  number of  shares of Common  Stock issuable upon the conversion of such  Converting  Shares.  Such conversion shall be deemed to have been  effected  as of the close of business on the date  of  receipt  by  the  Corporation  of  the  Conversion  Notice  (the
      "CONVERSION  DATE"),  and the person or persons  entitled  to receive  the shares of Common Stock issuable upon  conversion  shall be treated for all purposes as the holder or holders of record of such shares of Common Stock as of the close of business on the Conversion Date.

                  (ii) The Corporation shall issue certificates representing the shares of Common  Stock to be  received  upon  conversion  of the Series B
      Preferred  Stock  (the   "CONVERSION   SHARES")  (and   certificates   for
      unconverted  Series B Preferred  Stock)  within three (3) business days of the Conversion  Date and shall transmit the  certificates  by messenger or reputable  overnight  delivery service to reach the address  designated by such  holder  within  three (3)  business  days  after the  receipt by the
      Corporation of such  Conversion  Notice.  If  certificates  evidencing the
      Conversion  Shares are not received by the holder within five (5) business days of the Conversion Notice,  then the holder will be entitled to revoke and withdraw its Conversion Notice, in whole or in part, at any time prior to its  receipt  of those  certificates.  In lieu of  delivering  physical certificates representing the Conversion Shares or in payment of dividends hereunder,  provided the Corporation's  transfer agent is participating in the Depository  Trust Company ("DTC") Fast Automated  Securities  Transfer
      ("FAST")  program,  upon request of the holder,  the Corporation shall use its reasonable best efforts to cause its transfer agent to  electronically transmit the Common Stock issuable upon conversion or dividend  payment to the holder, by crediting the account of the holder's prime broker with DTC through its Deposit Withdrawal Agent Commission  ("DWAC") system. The time periods for delivery  described above, and for delivery of Common Stock in payment of dividends hereunder, shall apply to the electronic transmittals through the DWAC  system.  The  parties  agree to  coordinate  with DTC to accomplish this objective.  The person or persons  entitled to receive the
      Common  Stock  issuable  upon such  conversion  shall be  treated  for all purposes  as the record  holder or holders  of such  Common  Shares at the close of business on the  Conversion  Date. If the conversion has not been
      rescinded  in  accordance   with  this   paragraph  and  the   Corporation
      intentionally or willfully fails to deliver to the holder such certificate or  certificates  (or shares through DTC) pursuant to this Section 5 (free of any  restrictions  on  transfer  or  legends,  if such shares have been registered) in accordance herewith, prior to the seventh trading day after the Conversion Date (assuming  timely  surrender of the Series B Preferred
      Stock certificates), the Corporation shall pay to such holder, in cash, on a per diem basis, an amount equal to 2% of the  Liquidation  Preference of all  Series B  Preferred  Stock held by such  holder per month  until such delivery takes place.

                  (iii) The Corporation's  obligation to issue Common Stock upon conversion of Series B Preferred  Stock shall be absolute,  is independent of any covenant of any holder of Series B Preferred  Stock,  and shall not be subject  to: (A) any offset or defense;  or (B) any claims  against the holders of Series B Preferred Stock whether  pursuant to this  Certificate of Designation,  the Convertible Note Purchase Agreement dated on or about the Filing Date (the "PURCHASE AGREEMENT"), the Investor Rights Agreement,
      the Warrants or otherwise.

                  (iv) Subject to the  provisions  of Section 5(g), in the event that a Conversion  Triggering  Event has occurred and the  Corporation has given the Notice as required by Section  5(b),  all the shares of Series B
      Preferred Stock shall be converted on the Mandatory  Conversion Date as if the holders thereof had delivered a Conversion Notice with respect to such shares on such  date.  Promptly  thereafter,  the  holders of the Series B
      Preferred Stock shall deliver their  certificates  evidencing the Series B
      Preferred Stock to the Corporation or its duly authorized  transfer agent, and upon  receipt  thereof,  the  Corporation  shall  issue  or cause  its transfer agent to issue and deliver the certificates evidencing the Common
      Stock into which the shares Series B Preferred  Stock have been  converted in accordance with Section 5(c)(ii).

            (d)  BENEFICIAL  OWNERSHIP  CAP.  To the  extent  that any shares of
Series B Preferred Stock are not automatically  converted upon the occurrence of a Mandatory  Conversion  on account of the  application  of Section  5(g),  such shares of Series B Preferred Stock shall be deemed converted automatically under this  Section 5 at the first  moment  thereafter  when  Section  5(g)  would not prevent  such  conversion.  Notwithstanding  the  preceding  sentence,  upon the occurrence  of the  Mandatory  Conversion,  the  right to:  (a) the  Liquidation
Preference of the Series B Preferred Stock, including,  without limitation,  the right to be treated as  holders  of Series B  Preferred  Stock in the event of a merger or consolidation;  (b) the veto rights described in Section 4 hereof; and
(c) the right to receive  dividends  pursuant  to Section 1 hereof  (other  than unpaid  dividends  accrued  as of the  date  of  such  Mantatory  Conversion  or dividends payable pursuant to Section 1(d)) shall cease immediately.

            (e) CONVERSION VALUE. The initial  conversion value for the Series B
Preferred  Stock  shall be $2.00,  such  value to be subject  to  adjustment  in accordance  with the  provisions  of this  Section 5. Such  conversion  value in effect from time to time, as adjusted pursuant to this Section 5, is referred to herein as a "CONVERSION VALUE." All of the remaining  provisions of this Section
5 shall apply  separately to each  Conversion  Value in effect from time to time with respect to Series B Preferred Stock.

            (f) STOCK DIVIDENDS,  SUBDIVISIONS AND COMBINATIONS.  If at any time prior to the Date of  Original  Issue or while the Series B  Preferred  Stock is outstanding, the Corporation shall:

                  (i) cause the  holders of its Common  Stock to be  entitled to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

                  (ii) subdivide its  outstanding  shares of Common Stock into a larger number of shares of Common Stock, or

                  (iii)  combine its  outstanding  shares of Common Stock into a smaller number of shares of Common Stock,

then in each such case the Conversion Value shall be multiplied by a fraction of which the  numerator  shall be the number of shares of Common  Stock  (excluding treasury shares, if any) outstanding  immediately before such event and of which the  denominator  shall be the  number of shares  of  Common  Stock  outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this
Paragraph 5(f) shall become effective  immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any  adjustment  pursuant to clauses  (ii) or (iii) of this  Paragraph  5(f)
shall become effective  immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that a  Conversion  Value is  calculated  hereunder,  then the calculation of such Conversion Value shall be adjusted  appropriately to reflect such event.

            (g) BLOCKING PROVISION.

                  (i) Except as provided otherwise in this Section 5(g)(i),  the number of  Conversion  Shares that may be acquired by any holder,  and the number of shares of Series B  Preferred  Stock that shall be  entitled  to voting  rights under  Section 2(a) hereof,  shall be limited to the extent necessary to insure that,  following such conversion (or deemed conversion
      for  voting  purposes),   the  number  of  shares  of  Common  Stock  then
      beneficially owned by such holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the  holder's  for  purposes of Section  13(d) of the Exchange Act of
      1934,  as amended  (the  "EXCHANGE  ACT")  (including  shares  held by any
      "group"  of which the holder is a member,  but,  for  avoidance  of doubt,

                                       10

      excluding  shares of Common Stock issuable upon  conversion or exercise of securities or rights to acquire  securities  that have  limitations on the right to convert, exercise or purchase similar to the limitation set forth herein)  does not  exceed  4.99% of the  total  number of shares of Common
      Stock of the  Corporation  then issued and  outstanding  (the  "BENEFICIAL
      OWNERSHIP CAP"). For purposes hereof, "group" has the meaning set forth in
      Section  13(d)  of the  Exchange  Act and  applicable  regulations  of the
      Securities and Exchange Commission,  and the percentage held by the holder shall be determined in a manner  consistent with the provisions of Section
      13(d) of the Exchange Act. As used herein,  the term "AFFILIATE" means any person  or  entity  that,  directly  or  indirectly  through  one or  more intermediaries,  controls or is controlled  by or is under common  control with a person or  entity,  as such terms are used in and  construed  under
      Rule 144 under the  Securities  Act.  With respect to a holder of Series B
      Preferred Stock, any investment fund or managed account that is managed on a discretionary  basis by the same investment  manager as such holder will be deemed to be an Affiliate of such holder. Each delivery of a Conversion
      Notice  by a  holder  of  Series  B  Preferred  Stock  will  constitute  a representation  by such Holder that it has  evaluated the  limitation  set forth  in this  paragraph  and  determined,  subject  to the  accuracy  of information  filed under the  Securities  Act and the  Exchange Act by the
      Corporation   with  respect  to  the  outstanding   Common  Stock  of  the
      Corporation,  that the  issuance  of the full  number  of shares of Common
      Stock  requested  in  such  Conversion  Notice  is  permitted  under  this paragraph.  This  paragraph  shall be construed and  administered  in such manner as shall be  consistent  with the intent of the first  sentence  of this paragraph.  Any provision hereof which would require a result that is not consistent with such intent shall be deemed severed herefrom and of no force  or  effect  with  respect  to  the  conversion  contemplated  by  a particular Conversion Notice.

                  (ii) In the event the  Corporation is prohibited  from issuing shares of Common  Stock as a result of any  restrictions  or  prohibitions under  applicable law or the rules or  regulations of any stock  exchange, interdealer  quotation system or other self-regulatory  organization,  the
      Corporation   shall  as  soon  as  possible   seek  the  approval  of  its
      stockholders  and take such other action to authorize  the issuance of the full number of shares of Common Stock issuable upon the full conversion of the then outstanding shares of Series B Preferred Stock.

                  (iii)  Notwithstanding  the  foregoing  provisions  of Section
      5(g), any holder of Series B Preferred Stock shall have the right prior to the  Closing  Date (as defined in the  Purchase  Agreement)  upon  written notice to the  Corporation,  or after the Closing  Date (as defined in the
      Purchase  Agreement)  upon  (x)  61  days  prior  written  notice  to  the
      Corporation or (y) upon a Change of Control the terms of which require the conversion of the Series B Preferred  Stock into Common  Stock,  to choose not to be governed by the Beneficial Ownership Cap provided herein.

            (h)  COMMON  STOCK  RESERVED.  The  Corporation  shall at all  times reserve and keep  available  out of its  authorized  but unissued  Common Stock, solely for issuance upon the conversion of shares of Series B Preferred Stock as herein  provided,  such  number of shares of Common  Stock as shall from time to time be  issuable  upon the  conversion  of all the shares of Series B Preferred
Stock at the time  outstanding  (without  regard  to any  ownership  limitations provided in Section 5(g)).

                                       11

            (i) ADJUSTMENT UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK.

                  (i)  ADJUSTMENT TO CONVERSION  VALUE.  If at any time prior to the Date of  Original  Issue  or while  any  Series B  Preferred  Stock is outstanding the Corporation  shall issue or sell any additional  shares of
      Common Stock ("ADDITIONAL  COMMON STOCK") in exchange for consideration in an amount per share of  Additional  Common Stock less than the  Conversion
      Value at the time the  shares of  Additional  Common  Stock are  issued or sold,  then,  subject to  Section  5(i)(v)  below,  the  Conversion  Value immediately  prior to such  issue  or sale  shall  be  reduced  to a price determined by dividing:

                  (1) an amount  equal to the sum of (a) the number of shares of
            Common  Stock  outstanding  immediately  prior to such issue or sale multiplied  by the  then  existing  Conversion  Value,  plus (b) the consideration,  if any,  received by the Corporation upon such issue or sale; by

                  (2) the total  number of  shares of Common  Stock  outstanding immediately after such issue or sale.

                  (ii)  ISSUANCE  OF COMMON  STOCK  EQUIVALENTS.  If at any time prior to the Date of Original Issue or while the Series B Preferred  Stock is outstanding the  Corporation  shall issue or sell any warrants or other rights to subscribe for or purchase any additional  shares of Common Stock
      (regardless  of the number of shares of Common Stock that the  Corporation is then  authorized to issue) or any securities  convertible,  directly or indirectly,  into  shares of Common  Stock  (collectively,  "COMMON  STOCK
      EQUIVALENTS"), whether or not the rights to exchange or convert thereunder are immediately  exercisable,  and the effective price per share for which
      Common Stock is issuable upon the exercise, exchange or conversion of such
      Common Stock  Equivalents (the "COMMON STOCK  EQUIVALENT  PRICE") shall be less than the current  Conversion Value in effect immediately prior to the time of such issue or sale,  then the  current  Conversion  Value shall be adjusted as provided in Section  5(i)(i) on the basis that the  additional shares  of  Common  Stock  issuable  pursuant  to all  such  Common  Stock
      Equivalents  shall be  deemed  to have been  issued  at the  Common  Stock
      Equivalent  Price,  as of the date of the actual  issuance  of such Common
      Stock Equivalents.  No further adjustments to the current Conversion Value shall be made under this Section 5(i) upon the actual issue of such Common
      Stock upon the  exercise,  conversion  or exchange  of such  Common  Stock
      Equivalents.

                  (iii)   CERTAIN   ISSUES  OF  COMMON  STOCK  OR  COMMON  STOCK
      EQUIVALENTS EXCEPTED.  The provisions of Paragraph 5(j) shall not apply to any  issuance  of  Additional  Common  Stock  for which an  adjustment  is provided under Paragraph  5(f). The  Corporation  shall not be required to make any adjustment of the Conversion  Value pursuant to Paragraph 5(j) in the case of the issuance  (each,  an "EXEMPT  ISSUANCE")  of (A) shares of
      Common Stock  issued as  dividends  with respect to the Series B Preferred
      Stock,  (B) shares of Common Stock issued or issuable  upon  conversion of
      any  convertible   securities  outstanding  as  of  the  Closing  Date  in

                                       12

      accordance  with the terms  thereof  on the  Closing  Date,  (C) shares of
      Common Stock or Common Stock  Equivalents  issued in  connection  with any
      stock-based   compensation  plans  of  the  Corporation  approved  by  the stockholders  of the  Corporation and the Board including all (which shall be at least three) independent directors, which shall not in the aggregate exceed 20% of the Corporation's  issued and outstanding  Common Stock, (D)
      shares of Series B Preferred Stock and Common Stock purchase warrants (the
      "WARRANTS")  issuable  upon  conversion  of the Notes (as  defined  in the
      Purchase  Agreement)  and  conversion of the Existing Notes (as defined in the Purchase Agreement) or shares of Common Stock issuable upon conversion of the Series B  Preferred  Stock or upon  exercise of the  Warrants,  (E)
      securities   or  rights  to  acquire   securities   issued  to   financial
      institutions in connection with commercial credit arrangements,  equipment financings,  service  agreements or similar  transactions  approved by the
      Board and the  primary  purpose  of which is not equity  financing  or (F)
      securities  or rights to  acquire  securities  issued in  connection  with
      strategic  collaborations,   development  agreements,  joint  ventures  or
      licensing transactions, the terms of which are approved by the Board.

                  (iv)  SUPERSEDING  ADJUSTMENT.  If,  at  any  time  after  any adjustment to the current  Conversion  Value shall have been made pursuant to Section 5(i) as the result of any issuance of Common Stock Equivalents,
      (x) the right to  exercise,  exchange or convert  all of the Common  Stock
      Equivalents  shall  expire  unexercised,  or (y)  the  conversion  rate or consideration  per  share for which  shares of Common  Stock are  issuable pursuant to such Common Stock  Equivalents  shall be  increased  solely by virtue of provisions  therein contained for an automatic  increase in such conversion rate or  consideration  per share, as the case may be, upon the occurrence of a specified date or event,  then,  unless any of such Common
      Stock  Equivalents  have  previously  been  converted  or exercised at the original  price,  any such previous  adjustments to the  Conversion  Value shall be rescinded and annulled and the additional  shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection  with the  adjustment so rescinded and annulled shall no longer be  deemed to have been  issued  by virtue of such  computation.  Upon the occurrence  of an event set forth in this Section  5(i)(iv)  above,  there shall  be a  recomputation  made  of  the  effect  of  such  Common  Stock
      Equivalents  on the basis of treating  any such Common  Stock  Equivalents which then remain outstanding as having been granted or issued immediately after the time of such increase of the  conversion  rate or  consideration per share for which shares of Common Stock or other  property are issuable under such Common Stock  Equivalents;  whereupon a new  adjustment  to the current  Conversion  Value  shall  be made,  which  new  adjustment  shall supersede the previous adjustment so rescinded and annulled.

                  (v) If an adjustment to the  Conversion  Value pursuant to the formula set forth in Section  5(i)(i)  above would  result in a Conversion
      Value of less than $0.765 (as adjusted for stock splits,  reverse  splits, stock dividends and the like),  then the Conversion  value shall be $0.765
      (as adjusted for stock splits,  reverse  splits,  stock  dividends and the like).

                                       13

            6.  OTHER  PROVISIONS  APPLICABLE  TO  ADJUSTMENTS.   The  following
provisions  shall be  applicable to the making of  adjustments  of the number of shares of Common  Stock into which the Series B Preferred  Stock is  convertible and the current Conversion Value provided for in Section 5:

            (a) WHEN ADJUSTMENTS TO BE MADE. The adjustments required by Section
5 shall be made  whenever  and as  often as any  specified  event  requiring  an adjustment shall occur,  except that any adjustment to the Conversion Value that would  otherwise  be  required  may  be  postponed  (except  in  the  case  of a subdivision  or  combination  of shares of the Common Stock,  as provided for in
Section  5(f)) up to,  but not  beyond the  Conversion  Date if such  adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common  Stock  into  which the Series B  Preferred
Stock is convertible  immediately  prior to the making of such  adjustment.  Any adjustment  representing  a change of less than such minimum  amount  (except as aforesaid)  which is postponed shall be carried forward and made as soon as such adjustment,  together  with  other  adjustments  required  by  Section 5 and not previously made, would result in a minimum adjustment or on the Conversion Date.
For the purpose of any  adjustment,  any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

            (b) FRACTIONAL INTERESTS.  In computing adjustments under Section 5, fractional  interests in Common Stock shall be taken into account to the nearest
1/100th of a share.

            (c) ESCROW OF STOCK.  If after any  property  becomes  distributable pursuant  to Section 5 by reason of the  taking of any record of the  holders of
Common Stock,  but prior to the occurrence of the event for which such record is taken,  a holder of the Series B Preferred  Stock  either  converts the Series B
Preferred  Stock or there is a Mandatory  Conversion  during such period or such holder is unable to convert  shares  pursuant  to Section  5(g),  such holder of
Series B Preferred  Stock shall continue to be entitled to receive any shares of
Common  Stock  issuable  upon  conversion  under  Section  5 by  reason  of such adjustment (as if such Series B Preferred Stock were not yet converted) and such shares or other  property shall be held in escrow for the holder of the Series B
Preferred  Stock by the  Corporation  to be issued  to  holder  of the  Series B
Preferred  Stock upon and to the extent  that the event  actually  takes  place.
Notwithstanding  any other  provision to the contrary  herein,  if the event for which such record was taken fails to occur or is  rescinded,  then such escrowed shares shall be canceled by the  Corporation and escrowed  property  returned to the Corporation.

      7. MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS.

      (a) If, after the Closing Date (as defined in the Purchase  Agreement) and while any share or shares of Series B  Preferred  Stock are  outstanding,  there occurs,  other  than as a  result  of the  sale of  securities  pursuant  to the
Purchase Agreement: (i) an acquisition by an individual or legal entity or group
(as set  forth in  Section  13(d) of the  Exchange  Act) of more than 50% of the voting rights or equity interests in the Corporation, whether in one transaction or in a series of related  transactions or (ii) a merger or consolidation of the
Corporation or a sale, transfer or other disposition of all or substantially all the Corporation's property,  assets or business to another corporation where the holders of the Corporation's voting securities prior to such transaction fail to continue to hold at least 50% of the voting  power of the  Corporation  and such transaction  is  approved  by the Board  (each,  a "CHANGE  OF  CONTROL"),  and,

                                       14

pursuant to the terms of such Change of Control,  shares of common  stock of the successor  or  acquiring  corporation,  or any  cash,  shares  of stock or other securities  or property of any nature  whatsoever  (including  warrants or other subscription  or purchase  rights) in addition to or in lieu of common  stock of the  successor  or acquiring  corporation  ("MERGER  CONSIDERATION"),  are to be received by or  distributed  to the holders of Common  Stock of the  Corporation then the  successor or  acquiring  corporation  (if other than the  Corporation)
shall assume the Series B Preferred  Stock pursuant to Section 7(b) below unless the Corporation  provides for all of the holders of the Series B Preferred Stock to receive the Merger  Consideration  on an  As-Converted  Basis in exchange for such holders' shares of Series B Preferred  Stock upon the  consummation of such
Change of  Control  transaction;  PROVIDED  THAT any such  exchange  may only be effected by the  Corporation  in such a manner that it does not cause any holder of the Series B  Preferred  Stock and its  Affiliates  and any other  persons or entities whose  beneficial  ownership  would be aggregated with the holder's for purposes of Section 13(d) of the Exchange Act to hold a higher percentage of any class or series of a  company's  capital  stock that is  registered  pursuant to
Section 12 of the  Exchange  Act than such holder  would be permitted to hold of the Common Stock pursuant to Section 5(g) hereof.

            (b)  Unless  all of the  shares  of  Series B  Preferred  Stock  are exchanged for the Merger  Consideration  as set forth in Section 7(a) above,  in case of any such Change of Control,  the successor or acquiring  corporation (if other  than  the  Corporation)  shall  expressly  assume  the due  and  punctual observance and performance of each and every covenant and condition of contained in  this  Certificate  of  Designation  to be  performed  and  observed  by  the
Corporation and all the obligations and liabilities  hereunder,  subject to such modifications  as may be deemed  appropriate (as determined by resolution of the
Board) in order to provide for  adjustments  of shares of the Common  Stock into which the  Series B  Preferred  Stock is  convertible  which  shall be as nearly equivalent  as  practicable  to the  adjustments  provided for in Section 5. For purposes of Section 5, common stock of the  successor  or acquiring  corporation shall include stock of such  corporation  of any class which is not preferred as to  dividends  or assets on  liquidation  over any other  class of stock of such corporation  and which is not subject to  redemption  and shall also include any evidences  of  indebtedness,  shares  of  stock or other  securities  which  are convertible into or exchangeable for any such stock,  either immediately or upon the arrival of a specified  date or the  happening of a specified  event and any warrants or other rights to subscribe for or purchase any such stock.

            (c) The foregoing provisions of this Section 7 shall similarly apply to successive Change of Control transactions.

      8. OTHER ACTION  AFFECTING  COMMON STOCK. In case at any time or from time to time the  Corporation  shall take any action in respect of its Common  Stock, other than the payment of  dividends  permitted by Section 5 or any other action described  in Section 5, then,  unless such  action  will not have a  materially adverse  effect upon the rights of the holder of Series B Preferred  Stock,  the number of  shares  of  Common  Stock or other  stock  into  which  the  Series B
Preferred  Stock is  convertible  and/or the  purchase  price  thereof  shall be adjusted in such manner as may be equitable in the circumstances.

      9. CERTAIN LIMITATIONS.  Notwithstanding  anything herein to the contrary, the  Corporation  agrees  not to enter  into any  transaction  or take any other action which,  by reason of any  adjustment  hereunder,  would cause the current
Conversion Value to be less than the par value per share of Common Stock.

                                       15

      10.  COVENANTS OF THE  CORPORATION.  The Corporation  covenants and agrees that,  so long as shares of Series B Preferred  Stock are  outstanding,  it will perform the obligations set forth in this Section 10:

            (a)  TAXES  AND  LEVIES.  The  Corporation  will  promptly  pay  and discharge all taxes,  assessments,  and  governmental  charges or levies imposed upon  the  Corporation  or upon  its  income  and  profits,  or upon  any of its property,  before the same shall  become  delinquent,  as well as all claims for labor,  materials and supplies which,  if unpaid,  might become a lien or charge
upon  such  properties  or  any  part  thereof;  provided,   however,  that  the
Corporation shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by  appropriate  proceedings  and the  Corporation  shall set aside on its books  adequate  reserves  in  accordance  with  generally  accepted  accounting principles  ("GAAP") with respect to any such tax,  assessment,  charge, levy or claim so contested;

            (b) MAINTENANCE OF EXISTENCE. The Corporation will do or cause to be done all things  reasonably  necessary  to  preserve  and keep in full force and effect its corporate  existence,  rights and franchises and comply with all laws applicable to the Corporation, except where the failure to comply would not have a material adverse effect on the Corporation;

            (c)  MAINTENANCE  OF  PROPERTY.  The  Corporation  will at all times maintain,  preserve, protect and keep its property used or useful in the conduct of its business in good repair,  working order and  condition,  and from time to
time  make  all  needful  and  proper  repairs,   renewals,   replacements   and
improvements  thereto  as shall be  reasonably  required  in the  conduct of its business;

            (d) INSURANCE. The Corporation will, to the extent necessary for the operation  of  its  business,  keep  adequately  insured  by  financially  sound reputable  insurers,  all  property  of a character  usually  insured by similar corporations  and carry such other  insurance  as is usually  carried by similar corporations;

            (e) BOOKS AND RECORDS.  The Corporation  will at all times keep true and correct books,  records and accounts  reflecting all of its business affairs and transactions materially in accordance with GAAP; and

            (f) NOTICE OF  CERTAIN  EVENTS.  The  Corporation  will give  prompt written  notice  (with a  description  in  reasonable  detail) to the holders of
Series B Preferred Stock in the event the Corporation shall:

                  (i) become insolvent or generally fail or be unable to pay, or admit in writing its inability to pay, its debts as they become due;

                                       16

                  (ii) apply for,  consent to, or acquiesce in, the  appointment of a trustee,  receiver,  sequestrator  or other  custodian  for the
            Corporation or any of its property, or make a general assignment for the benefit of creditors;

                  (iii) in the absence of such application, consent or acquiesce in,  permit  or  suffer  to  exist  the  appointment  of a  trustee, receiver, sequestrator or other custodian for the Corporation or for any part of its property;

                  (iv)  permit  or  suffer  to  exist  the  commencement  of any bankruptcy,  reorganization,  debt  arrangement  or  other  case  or
            proceeding   under  any   bankruptcy  or  insolvency   law,  or  any
            dissolution, winding up or liquidation proceeding, in respect of the
            Corporation, and, if such case or proceeding is not commenced by the
            Corporation  or  converted  to  a  voluntary   case,  such  case  or
            proceeding shall be consented to or acquiesced in by the Corporation or shall result in the entry of an order for relief;

                  (v) enter into any agreement to merge or consolidate  with any other person or sell,  transfer or lease all or substantially all of its assets to any other person; or

                  (vi)  declare any split of its  outstanding  shares of capital stock,  declare or make any dividend or distribution,  or subdivide, reclassify  or  combine  any of its  outstanding  shares of  capital stock.

            (g) OTHER NOTICES.  The Corporation  shall distribute to the holders of the Series B Preferred  Stock all  communications  sent by the Corporation to the holders of the Common Stock.

      11. CERTIFICATE AS TO ADJUSTMENTS.  Upon the occurrence of each adjustment or readjustment of the Conversion Value, the Corporation,  at its expense, shall promptly  compute such  adjustment or  readjustment in accordance with the terms hereof and prepare  and  furnish to each  holder of Series B  Preferred  Stock a certificate  setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or  readjustment is based.  The Corporation shall,  upon the written request at any time of any holder of Series B Preferred
Stock,  furnish  or  cause to be  furnished  to such  holder a like  certificate setting forth (i) such adjustments and readjustments,  (ii) the Conversion Value at the time in effect for the Series B  Preferred  Stock and (iii) the number of shares of Common Stock and the amount,  if any, of other  property  which at the time would be received upon the conversion of Series B Preferred  Stock owned by such holder  (without  regard to the ownership  limitations set forth in Section
5(g)).

      12. NOTICES OF RECORD DATE. In the event of any fixing by the  Corporation of a record date for the holders of any class of  securities  for the purpose of determining  the holders thereof who are entitled to receive any dividend (other than a cash  dividend  or a  dividend  set forth in  Section 1 hereof)  or other distribution,  any shares of Common Stock or other  securities,  or any right to subscribe for, purchase or otherwise acquire, or any option for the purchase of, any  shares of stock of any class or any other  securities  or  property,  or to receive any other right,  the Corporation  shall mail to each holder of Series B

                                       17

Preferred Stock at least twenty (20) days prior to the date specified therein, a notice  specifying  the date on which  any such  record  is to be taken  for the purpose of such dividend,  distribution or rights,  and the amount and character of such dividend, distribution or right.

      13. NO REDEMPTION AND UNISSUED SHARES.

            (a) NO REDEMPTION.  The  Corporation  may not redeem the outstanding shares of Series B Preferred  Stock and the holders shall not have any right, at any time or under any circumstances, to require the Corporation to redeem any of the Series B Preferred Stock.

            (b) STATUS OF AUTHORIZED,  BUT UNISSUED SHARES OF SERIES B PREFERRED
STOCK.  Shares of Series B Preferred  Stock shall be issued only upon conversion of the Notes (as defined in the Purchase  Agreement)  or the Existing  Notes (as
defined in the Purchase  Agreement)  or pursuant to Section 5.17 of the Purchase
Agreement.  Any attempt of the Corporation to issue shares of Series B Preferred
Stock other than in accordance with this Section 13(b) shall be null and void.

      14.  NOTICES.  Any and all notices or other  communications  or deliveries required or permitted to be provided  hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of  transmission,  if such notice or  communication is delivered via facsimile at the facsimile number specified in this Section  prior to 5:00 p.m.  (New York, NY time) on a business day, (b) the next business day after the date of transmission, if such notice or communication  is delivered via facsimile at the facsimile  number  specified in this  Section on a day that is not a business  day or later than 5:00 p.m.  (New
York,  NY time) on any business  day, or (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service such as Federal  Express  with next day  delivery  specified.  The  address  for such notices and communications  shall be as follows:  (i) if to the Corporation,  to
GlobalOptions  Group, Inc., 75 Rockefeller Plaza, 27th Floor, New York, New York
10019, Attn: President,  Fax:  212-445-0053,  or (ii) if to a holder of Series B
Preferred   Stock,  to  the  address  or  facsimile   number  appearing  on  the
Corporation's  stockholder  records or, in either case, to such other address or facsimile  number as the Corporation or a holder of Series B Preferred Stock may provide to the other in accordance with this Section.

      15. STOCK TRANSFER TAXES. The issue of stock  certificates upon conversion of the Series B Preferred  Stock shall be made without  charge to the converting holder  for any tax in  respect  of such  issue;  provided,  however,  that  the
Corporation shall be entitled to withhold any applicable  withholding taxes with respect to such issue, if any. The Corporation shall not,  however,  be required to pay any tax which may be payable in respect of any  transfer  involved in the issue and delivery of shares in any name other than that of the holder of any of the  Series B  Preferred  Stock  converted,  and the  Corporation  shall  not be required  to issue or deliver  any such stock  certificate  unless and until the person  or  persons  requesting  the  issue  thereof  shall  have  paid  to  the
Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                            [signature page follows]

                                       18

      IN WITNESS WHEREOF,  the undersigned being a duly authorized  officer of the Corporation, does file this Certificate of Designations,  hereby declaring and  certifying  that the facts  stated  herein are true and  accordingly  has hereunto set his hand this 6th day of November, 2006.

                                    GLOBALOPTIONS GROUP, INC.

                                    By: /s/ Harvey W. Schiller, Ph.D.
                                        ----------------------------------------
                                    Name:  Harvey W. Schiller, Ph.D.
                                    Title: Chairman   and  Chief   Executive
                                           Officer

                                       19

                                    EXHIBIT A

                            FORM OF CONVERSION NOTICE

(To be executed by the registered  Holder in order to convert shares of Series
B Preferred Stock)

      The undersigned  hereby irrevocably elects to convert the number of shares of Series B  Cumulative  Convertible  Series B  Preferred  Stock (the  "SERIES B
PREFERRED  STOCK") indicated below into shares of common stock, par value $0.001 per share  (the  "COMMON  STOCK"),  of  GlobalOptions  Group,  Inc.,  a Delaware
corporation (the "CORPORATION"),  according to the Certificate of Designation of the Series B Preferred Stock and the conditions  hereof,  as of the date written below.  The  undersigned  hereby  requests that  certificates  for the shares of
Common Stock to be issued to the undersigned  pursuant to this Conversion Notice be issued in the name of, and delivered to, the  undersigned  or its designee as indicated below. If the shares of Common Stock are to be issued in the name of a person other than the  undersigned,  the undersigned will pay all transfer taxes payable with respect thereto. A copy of the certificate  representing the Series
B Preferred Stock being converted is attached hereto, the original of which will be delivered to the Corporation promptly following the date hereof.

--------------------------------------------------------------------------------
Date of Conversion (Date of Notice)

--------------------------------------------------------------------------------
Number of shares of Series B Preferred Stock owned prior to Conversion

--------------------------------------------------------------------------------
Number of shares of Series B Preferred Stock to be Converted

--------------------------------------------------------------------------------
Stated Value of Series B Preferred Stock to be Converted

--------------------------------------------------------------------------------
Amount of  accumulated  and unpaid  dividends  on shares of Series B Preferred
Stock to be Converted

--------------------------------------------------------------------------------
Number  of  shares  of Common  Stock to be  Issued  (including  conversion  of accrued  but  unpaid  dividends  on shares of Series B  Preferred  Stock to be
Converted)

--------------------------------------------------------------------------------
Applicable Conversion Value

--------------------------------------------------------------------------------
Number of shares of Series B Preferred Stock owned subsequent to Conversion

Conversion Information:[NAME OF HOLDER]

-----------------------------------

Address of Holder:

-----------------------------------

-----------------------------------

                                       20

Issue Common Stock to (if different than above):
Name:
     -------------------------------
Address:
         ---------------------------

         ---------------------------

Tax ID #:
          --------------------------

      The undersigned  represents,  subject to the accuracy of information filed under the Securities Act and the Exchange Act by the Corporation with respect to the  outstanding  Common Stock of the  Corporation,  as of the date hereof that, after  giving  effect to the  conversion  of Preferred  Shares  pursuant to this
Conversion  Notice,  the undersigned  will not exceed the "Beneficial  Ownership
Cap" contained in Section 5(g) of the Certificate of Designation of the Series B
Preferred Stock.

------------------------------------
Name of Holder

By:
    --------------------------------
Name:
Title:

                                       21